                                                             Exhibit No. EX-99.i

                                December 15, 2006

Gartmore Mutual Funds
1200 River Road, Suite 1000
Conshohocken, PA  19428

     Subject:       Gartmore  Mutual  Funds,  a  Delaware  statutory  trust (the
                    "Trust")--Post-Effective  Amendment No. 85, Amendment No. 86
                    to  Registration  Statement on Form N-1A,  to be filed under the Securities Act of 1933 and the Investment Company Act of
                    1940, each as amended (the "Post-Effective Amendment")

Ladies and Gentlemen:

     This opinion is given in connection with the filing of the above-referenced
Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the new series of the Trust listed below.

     In connection with our giving of this opinion, we have examined: (i) a copy of the Trust's Certificate of Trust, as filed with the Secretary of State of the
State of Delaware  on October 1, 2004;  (ii) the  Trust's  Amended and  Restated
Agreement and  Declaration of Trust  ("Declaration  of Trust") dated October 28,
2004,  as  further  amended  to date;  (iii) the  Trust's  By-Laws;  (iv) a Good
Standing  Certificate,  dated December 13, 2006,  from the Secretary of State of the State of Delaware;  and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the  "Board") as well as other  documents and items we deem material to this opinion.

     The Trust is authorized by the  Declaration  of Trust to issue an unlimited number of shares of beneficial interest,  all without par value. The Declaration of Trust  authorizes  the  Board of  Trustees  of the  Trust  (the  "Board")  to
designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

     The Trust has filed with the U.S.  Securities  and Exchange  Commission,  a registration statement under the Securities Act, which registration statement is deemed to register an indefinite  number of shares of the Trust  pursuant to the provisions  of Section  24(f) of the  Investment  Company  Act. You have further advised  that the Fund has filed,  and each year  hereafter  will timely file, a
Notice  pursuant to Rule 24f-2  under the  Investment  Company  Act of 1940,  as amended,  perfecting  the  registration  of the shares sold by the series of the
Trust during each fiscal year during which such  registration  of an  indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust have been,  and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares,  under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the
Securities Act.

     The  following  opinion is limited to the  Federal  Securities  laws of the
United  States and the Delaware  Statutory  Trust Act  governing the issuance of shares of the Trust only, and does not extend to other  securities or "Blue Sky"
laws or to other laws.

     Based upon the foregoing information and examination,  so long as the Trust remains a valid and  subsisting  statutory  trust under the laws of its state of formation,  and the registration of an indefinite  number of shares of the Trust remains  effective,  the authorized shares of the following series of the Trust, when issued for the  consideration  set by the Board pursuant to the Declaration of Trust and as  described  in this  Post-Effective  amendment,  and  subject to compliance  with  Rule  24f-2,  will be  legally  outstanding,  fully-paid,  and non-assessable  shares,  and the  holders  of such  shares  will have all of the rights  provided for with respect to such holdings by the  Declaration  of Trust and the laws of the State of Delaware:

     1. Gartmore Optimal Allocations Fund: Defensive

     We hereby consent to the use of this opinion,  in lieu of any other,  as an exhibit to the  Registration  Statement  of the Trust along with any  amendments thereto,  covering  the  registration  of the  shares  of the  Trust  under  the
Securities Act and the applications,  registration statements or notice filings, and amendments  thereto,  filed in accordance  with the  securities  laws of the several states in which shares of the Trust are offered,  and we further consent to references in the  registration  statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                 Very truly yours,

                                 STRADLEY RONON STEVENS & YOUNG, LLP

                                 BY:      /s/  Barbara A. Nugent
                                          Barbara A. Nugent, a Partner